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                                                                     EXHIBIT 5.1

                                                               (WILMERHALE LOGO)

December 12, 2006                                           + 1 617 526 6000 (t)
                                                            + 1 617 526 5000 (f)
Alnylam Pharmaceuticals, Inc.                                     wilmerhale.com
300 Third Street
Cambridge, MA 02142

Re: Registration Statement on Form S-3

Ladies and Gentlemen:


This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-138586) (the "Registration Statement") filed by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), on November 9, 2006 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000; and (ii) the prospectus supplement, dated December 12, 2006, to the prospectus dated November 27, 2006 included in the Registration Statement (the "Prospectus Supplement") relating to the issuance and sale of up to 4,700,000 shares of Common Stock of the Company, plus an additional 705,000 shares of Common Stock of the Company issuable upon exercise of an over-allotment option granted by the Company to the Underwriters (as defined below) (collectively, the "Shares").

The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of December 12, 2006, by and among the Company and Banc of America Securities LLC (the "Underwriters"), which is being filed as Exhibit 1.1 to the Company's Current Report on Form 8-K, dated December 12, 2006, to be filed with the Commission on December 13, 2006.

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares pursuant to the Underwriting Agreement. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the


       Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                               Massachusetts 02109

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                                                               (WILMERHALE LOGO)

Alnylam Pharmaceuticals, Inc.
December 12, 2006
Page 2


terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP



By: /s/ Peter N. Handrinos
    ---------------------------------
    Peter N. Handrinos, a Partner